Exhibit 10.7

LEASE AGREEMENT

THIS LEASE, executed in duplicate as of the 4th day of August 2004 by and between Wolfe Road Investments No. 3, a partnership (hereinafter called “Landlord”), and Advanced Analogic Technologies, California corporation (hereinafter called “Tenant”).

WITNESSETH:

1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the “Premises”) shown or outlined in red on Exhibit “A,” situated in Sunnyvale , County of Santa Clara, State of California, and more particularly described as follows:

That approximate 27,980 sq. ft. industrial-office space commonly known as 830 East Argues Ave., Sunnyvale, CA. together with all improvements situated thereon, which space and Premises is a portion of that approximate 48,000 sq. ft. industrial-office building situated on an approximate 2.9 acre Parcel of real property located on the Southeasterly corner of Wolfe Road and East Argues Avenue, Sunnyvale, CA (the “Building”) as shown or partly shown on Exhibit “A.” Such Premises is leased in “AS IS” condition.

The term “Premises” as used throughout this Lease is hereby defined to include (i) any improvements now or hereafter installed therein or attached thereto, and (ii) the personal property of Landlord described in paragraph 40 hereto. Tenant shall have the reasonable non-exclusive use of sidewalks, driveways and landscaping areas in front of or adjacent to the Premises, the fenced trash dumpster area located at the south westerly corner of the parcel of land and parking areas located on the parcel of land on which the Building is situated, except such parking areas as may be leased to or reserved for the exclusive use by other tenant(s). Tenant’s reasonable non-exclusive use of parking areas shall not exceed that percent of the total parking areas which is equal to the ratio which floor space of the Premises bears to floor space of the entire Building. The Premises is leased to Tenant in “As Is” condition, and any improvements to the Premises not currently existing or not expressly stated in this Lease to be furnished by Landlord shall be made by Tenant at its sole cost and expense. The leased area of the Premises shall be measured from outside of exterior walls to center line of interior walls, and shall include any covered entrances or egresses, and any covered or depressed loading areas. Said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions.

2. TERM. The term of this Lease shall be for a period of three (3) years (unless sooner terminated as hereinafter provided), and (subject to Section 3.) shall commence on the 1st day of September, 2004 and end on the 31st day of August, 2009.

3. POSSESSION.

A.	Possession of the Premises shall be deemed tendered and the term of the Lease shall commence on September 1, 2004.

B.	If for any reason possession of the Premises cannot be tendered or delivered on September 1, 2004, then the validity of this lease shall not be affected, but rather Landlord shall use its’ best efforts to deliver such possession as soon as possible thereafter, in which event the lease term and all dates herein shall be advanced according to the interval between such stated date of possession and the date of such later tendered possession.

4. USE. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, R&D, light manufacturing, storage and other legal uses related thereto, and no other purpose; however, landlord will not unreasonably withhold approval of other similar uses. Tenant shall not do, keep or permit to be done or kept in or about the Premises: (i) anything which is prohibited by or will in any way increase the existing rate of or cause the cancellation of any insurance covering the Premises or any of its contents; nor shall Tenant sell or permit to be kept, used, leased or sold, in or about said Premises, any article which may be prohibited by the standard form of fire insurance policies; (ii) anything which will in any way obstruct or interfere with the rights or quiet enjoyment of other occupants of the Building or neighboring buildings, or injure, annoy or disturb them. Tenant will not allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance to exist in, on or about the Premises. No sale by auction shall be permitted on the Premises without Landlord’s prior written consent. Tenant shall not place any loads upon the floors, walls, ceiling, roof in places which might endanger or damage the same; nor place or spill, nor suffer to be placed or spilled, any harmful substances or Hazardous Materials in the drainage system of the Building, nor on or about the Premises, the Building nor such land; nor overload any electrical, mechanical, HVAC, plumbing, sprinkler, or other systems. No waste materials or refuse shall be permitted to remain upon any part of the Premises nor outside of the Building in which the Premises are a part, except in trash container(s) placed inside exterior enclosures approved by Landlord for that purpose, or inside of the Building proper in places designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored or permitted to remain on the roof without the prior written consent of the Landlord (other than air conditioning units) nor outside the Premises. Tenant shall not place anything or allow anything to be placed on or near any window or door which may be seen from outside the Premises, except as may be approved in writing by Landlord. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in, upon or about the Premises. Tenant covenants and agrees that no diminution of light, air or view by any object or structure, nor use by others shall in anyway affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Tenant shall comply with any covenant, condition or restriction of record affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any other person, or occupant of the Building.

5. RENT.

A. Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may from time to time designate without deduction, offset, abatement, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises, the total sum of One Million One Hundred Eighty Eight Thousand Five Hundred Ninety 00/100 Dollars ($1,188,590.00) in lawful money of the United States of America, payable as follows:

The sum of $31,897.20 payable each month from September 1, 2004, through August 31, 2005.

The sum of $33,016.40 payable each month from September 1, 2005, through August 31, 2006.

The sum of $34,135.60 payable each month from September 1, 2006, through August 31, 2007.

B. Time for Payment. The first months Basic Rent shall be paid upon execution of this lease, and after the first month the full monthly Basic Rent is due and payable in advance on the first day of each succeeding calendar month of the Lease Term. In the event that the term of this Lease commences on a date other than the first day of a calendar month, then on the date of commencement of such term Tenant shall pay to Landlord as Basic Rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the first month’s Basic Rent due hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month then on the first day of the last partial calendar month of such term Tenant shall pay to Landlord as Basic Rent for the period from said first day of said last partial calendar month to and including the last day of the term hereof that proportion of the monthly Basic Rent then due hereunder which the number of days between said first day of said last partial calendar month and the last day of the term hereof bears to thirty (30).

C. Late Charges and Interest. Notwithstanding any other provision of this Lease, if Tenant is in breach or default in the payment of any rent (as set forth in this Section 5.) when due, or in payment of any other sum due under this lease, or any part thereof, Tenant acknowledges that such breach or default and late payment by Tenant to Landlord will cause Landlord to incur costs which are extremely difficult and impracticable to determine. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises, extraordinary interest charges, penalties, collection costs, attorney(s) and accountant(s) fees, and the like. Therefore, if any payment due from Tenant under this Section 5, or under this lease is not received by Landlord when due (and prior to breach), Tenant shall immediately pay to Landlord an additional sum often (10%) percent of the overdue payment as a late charge. The parties agree that such late charge constitutes liquidated damages and represents a fair and reasonable estimate of the costs that Landlord will initially incur by reason of late payment by Tenant. In addition to the above, Tenant shall pay to Landlord simple interest on any rent or any other sums due hereunder which are from time to time in default under the terms hereof, at a per annum rate of interest equal to three (3%) percent above the prime rate of interest per annum as periodically quoted by the Bank of America (or the largest bank then headquartered in California), which interest shall be prorated to the period which such rent or other sums remain unpaid and in breach or default. Acceptance of any late charge or interest payment shall not constitute a waiver of Tenant’s breach or default with respect to the overdue amount, and shall in no way affect or diminish to Landlord’s other rights and remedies hereunder. For all purposes of this lease, Tenant shall only be considered in breach of payment of Basic Rent if the same is not paid within five (5) days after it is due and payable according to the terms hereof.

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D. Additional Rent. Within fifteen (15) days after receipt of invoice(s) therefore, Tenant shall immediately pay to Landlord or to Landlord’s designated agent or entity (in addition to Basic Rent and) as Additional Rent which shall be solely calculated and determined by Landlord, the following:

(1) All Taxes relating to the Premises as set forth in Section 11., and

(2) All insurance premiums relating to the Premises, as set forth in Section 13, and

(3) All charges, costs, expenses and other amounts which Tenant is required to pay under this Lease, together with all interest, late charges, and additional costs and expenses, that may be incurred in the event of Tenant’s breach or default, refusal or failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of any breach or default by Tenant, any approval or other action requested or required by Landlord, or failure on Tenant’s part to comply with the terms of this Lease, including without limitation reasonable attorneys or other fees, accounting or other expenses, collection costs, and court costs, whether or not a judgment has been obtained for the same.

E. The term “rent” shall include without limitation “Basic Rent”, “Additional Rent,” and all other sums payable under this Section 5. In the event of failure by Tenant to pay such Additional Rent or other rent in accordance with the terms hereof, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Basic Rent.

6. SECURITY DEPOSIT. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the additional sum of Thirty Four Thousand One Hundred Thirty Five 60/100 Dollars ($34,135.60). Said sum shall be held by Landlord as a Security Deposit for the full and faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant breaches or defaults with respect to any provision of this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any rent, any breach or default, or for any amount which Landlord may incur or spend by reason of Tenant’s breach or default, or to reimburse or compensate Landlord for any other loss, damage, liability, breach or expense or cost which Landlord may incur or suffer by reason of Tenant’s breach or default, including, without limitation, reimbursement for any real estate commissions paid or costs incurred for preparation for Tenant’s occupancy. If any portion of said Security Deposit is so used, applied or retained, then Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs and observes every provision of this Lease to be performed and observed by Tenant, the Security Deposit or any then unused balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) after the expiration of the Lease term and after Tenant has vacated and surrendered the Premises in accordance with the terms hereof. Tenant shall not have the right to apply this Security Deposit or any part thereof toward the payment of any rent or sums due hereunder. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer the unused balance of said Deposit to Landlord’s successor in interest whereupon Tenant hereby agrees to release Landlord from liability for the return of such Deposit.

7. ACCEPTANCE AND SURRENDER OF PREMISES. By entry therein, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such Premises or Building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be made by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, and normal wear and tear excepted), including without limitation: all interior walls freshly painted (or cleaned so that they appear freshly painted); all tile floors cleaned and waxed, all carpets cleaned and shampooed with stains removed; all broken, marred, stained or nonconforming acoustical ceiling tiles replaced; all windows washed inside and out, the air conditioning and heating systems serviced by a reputable and licensed service firm, left in good operating condition and repair as so certified to by such firm: the plumbing, electrical, lighting, fire sprinkler and other systems left in good working order and repair, including replacement of any burned out, discolored or broken light bulbs, ballasts or lenses; the lawn, shrubs and trees in good condition including the replacement of any dead or damaged plantings; the sidewalk, driveways and parking areas in good order, condition and repair, any damaged surface or other portion having been repaired or replaced; together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant), provided that Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part(s) thereof restored to their original condition and configuration as when the Premises was delivered to Tenant, and if Landlord shall so desire, then Tenant shall so restore said Premises or such part(s) thereof prior to the termination of this Lease at Tenant’s sole cost and expense. Tenant shall, on or before the termination of this Lease, remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove, store, retain and/or sell all moveable personal property and trade fixtures so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, then Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, any loss of rent, damages or any claims made by any succeeding tenant founded on such delay. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term hereof, and acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all existing subleases or operate as an assignment or adornment to Landlord of such subleases as Landlord may elect to retain. After the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property containing the Premises.

8. ALTERATIONS AND ADDITIONS. Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the express prior written detailed request to and consent of Landlord first obtained by Tenant. Any repairs, replacements, additions, or alterations to the Premises shall be made at Tenant’s sole cost and expense; in conform to all laws, and shall become at once a part of the Premises and belong to Landlord, except that Tenant shall retain title to all moveable furniture and trade fixtures installed at Tenant’s sole cost. Landlord reserves the right to approve all contractors, suppliers and mechanics proposed by Tenant to make such alterations and additions. Unless otherwise expressly provided by such written consent, all such repairs, replacements, alterations and additions shall be of the same materials and shall conform to the same design and building standards as existed in the Premises upon the date Tenant first took possession thereof. All heating, plumbing, lighting, electrical, air conditioning, partitioning, wall coverings, doors, glass, draperies, window shades, ceilings, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alterations or additions until ten (10) days after having received written consent from Landlord to do so, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s alterations and additions, Tenant will at all times permit such notices to be posted and remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond (satisfactory to Landlord) for such work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for Tenant or materials claimed to have been furnished to Tenant, will be paid or discharged by Tenant, by bond or otherwise, within fifteen (15) days after the filing thereof, at the sole cost and expense of Tenant.

9. TENANT MAINTENANCE. Tenant shall at all times and at its sole cost and expense, keep, repair, replace and maintain the Premises and every part thereof in good, clean and first-class condition; including (without limitation) janitorial, garbage collection, all windows (interior and exterior), window frames, plate glass and glazing (destroyed by Tenant, accident or act of third parties), truck doors, plumbing systems (including, without limitation, water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (including, without limitation, panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), heating and air conditioning systems (including, without limitation, compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills) which shall at least quarterly be fully serviced and repaired by a reputable and licensed HVAC service firm (previously approved in writing by Landlord), and a copy of each such service report shall be sent to Landlord immediately after each such service; structural elements and interior surfaces of the Premises, store fronts, roofs, roof membranes, down spouts, wall coverings, window coverings, carpet, floor coverings, partitioning, ceilings, doors (both interior and exterior), including closing mechanisms, latches, locks, skylights (if any), fire alarm and extinguishing systems and equipment, elevators (if any) and all other interior improvements of any nature whatsoever, all exterior improvements adjacent to or surrounding the Premises, including but not limited to landscaping areas, plants and trees, sprinkler systems, lighting, signs, fountains, waterways and drains. Tenant agrees to provide carpet shields under all rolling personal property, and to be responsible for wear and tear of the carpet caused by any rolling or other equipment if such wear and tear exceeds that caused by normal foot traffic in surrounding areas; and areas of excessive carpet wear shall be replaced at Tenant’s sole expense upon Lease termination. Tenant hereby waives all rights under, and benefits of, Subsection 1. of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. In the event that any of the above maintenance or other responsibilities jointly apply to Tenant and other tenant(s) of Landlord, as where there is common usage with other tenant(s), such maintenance, responsibilities and charges therefor shall be allocated to the Premises by square footage or other equitable basis as calculated and determined solely by Landlord.

10. UTILITIES AND SERVICES. Tenant shall (within ten (10) days after receiving an invoice therefor) pay directly to the entity or authority providing and/or billing the same, i.e. P.G.&E., (or reimburse the entity paying for the same, as the case may be), for all charges for water, gas, electricity, telephone, data and other electronic communication service, sewer service, waste and refuse collection, and any other utilities, materials or services furnished directly

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or indirectly to, for the benefit of, and/or used by Tenant on or about the Premises during the term of this Lease, including without limitation and for any reason any temporary or permanent utility surcharge or security deposit or other charge, deposit or the like, Tenant’s pro rata share of maintenance and repair for landscaping, parking areas, roof and/or common area maintenance, and/or any other similar charges. In the event any of the above charges also apply jointly to other tenant(s) of Landlord where there is a common meter or common usage with other tenant(s), Tenant shall allocate, adjust, reimburse and/or pay such charges on a temporary or permanent basis (as the case may be) directly to, from or with such other tenant(s); and Tenant shall seek and shall be solely responsible for reimbursement directly to or from such other tenant(s) for any such charges which may be reimbursable to or from Tenant. Such charges may (at Landlord’s option) be allocated to the Premises by square footage or other equitable basis (for example a PG&E usage survey payable at the expense of the tenants involved) as finally calculated, determined, and directed solely by Landlord. The PG&E meters for PG&E service for the Premises and/or the Building may at Landlord’s option be transferred to and be in Tenant’s name and/or another entities name during the term of this Lease. In no event shall Landlord be liable for any such charges, computations, notice, billings, payment, advancement of money for payment, security deposits, or reimbursement to or from others for or with respect to any of the above services, utilities, materials, or charges, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of such utilities, materials, or services to Tenant or to the Premises during the Lease term.

11. TAXES.

A. Real Property Taxes. Tenant shall pay to Landlord all Real Property Taxes relating to the Premises, which shall be considered as Additional Rent payable in accordance with Section 5. of this Lease. In the event the Premises leased hereunder consists of only a portion of the entire parcel being taxed, Tenant shall pay to Landlord the proportionate share of such Real Property Taxes allocated to the Premises during the term of this Lease by square footage or other reasonable basis as calculated and determined solely by Landlord. If the tax billing pertains entirely to the Premises, and Landlord elects by written notice to Tenant to have Tenant pay such Real Property Taxes directly to the Tax Collector, then in such event it shall be the responsibility of Tenant to obtain all tax and assessment bills pertaining to the Premises, and to pay (prior to delinquency) all Real Property Taxes pertaining to the Premises, and all interest and penalties (if any) for non-payment or late payment thereof. Failure to request or receive a bill for taxes and/or assessments shall not alter or extinguish Tenant’s responsibility to pay the above. The term “Real Property Taxes,” as used herein, shall mean and include (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including, without limitation, all installments of principal and interest required to pay any general or special assessments for public improvements, and any increases resulting from reassessments caused by any change in ownership of the Premises or otherwise) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy, or use of all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in or about the Premises; and landscaping areas, walkways, parking areas, public utilities, or energy within the Premises; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises; and (iii) all costs and fees (including reasonable attorneys’ fees) incurred by Landlord or Tenant in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Premises prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Premises or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Premises, on Landlord’s business of leasing the Premises, or based on vehicular ownership, parking, employment, production or the like, or computed in any manner with respect to the operation or existence of the Premises, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based in part upon property or rents unrelated to the Premises, then only that part of such Real Property Tax that is fairly allocable to the Premises shall be included within the meaning of the term “Real Property Taxes.” Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.

B. Taxes on Tenant’s Property. Tenant shall be liable for and shall pay directly to the appropriate authority prior to delinquency, all taxes levied against or applicable to any personal property, money, business, operation, entity, or trade fixtures owned by Tenant or others and/or placed on or operated by Tenant in or about the Premises during the leased Term, and any interest or penalties applicable thereto (if any) for non-payment or late payment.

12. TENANT’S INSURANCE. Tenant agrees, at Tenant’s expense, to secure and keep in force during the term of this Lease a policy of comprehensive general liability insurance for personal injury (including death) and property damage occurring in, on or about the Premises, including without limitation parking, walkways and landscaped areas, in the minimum amount of $2,000,000 combined single limit. Such insurance shall be primary and noncontributory with respect to any insurance carried by Landlord. Such policy(ies) shall name Landlord as additional insured(s), shall insure any liability of Landlord, contingent or otherwise, with respect to acts or omissions of Tenant, its agents, employees or invitees by any conduct or transactions of any of said persons in, about or concerning the Premises, including (without limitation) any failure of Tenant to observe or perform any of its obligations hereunder, and shall contain the insurer’s waiver of subrogation against Landlord, its agents, employees and invitees. Such policy(ies) shall insure performance by Tenant of the indemnity provisions of Section 14. hereof. Such policy(ies) shall be issued by an insurance company licensed to transact business in the State of California and rated no less than A12 by Best’s, and shall provide that such insurance shall not be canceled or materially amended, except upon ten (10) days prior written notice to Landlord. Tenant shall at all times deposit and maintain a current copy or detailed certificate of said policy(ies) with Landlord. Tenant shall at Tenant’s cost maintain policy(ies) of insurance in “all risk” form with a sprinkler damage endorsement insuring the replacement value of all Tenant’s personal property, inventory, trade fixtures, and leasehold improvements within the Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured. Tenant shall also maintain policy(ies) of workmen’s compensation insurance and any other employee benefits sufficient to comply with all laws. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance.

13. REAL PROPERTY INSURANCE. Landlord shall purchase and keep in force policy(ies) of insurance covering loss or damage to the Premises by reason of fire (extended coverage), and those perils included within the classification of “all risks” insurance (with sprinkler damage and other appropriate endorsements), which insurance shall be in the amount of the full replacement value of the Premises as determined by insurance company appraisers or Lanlord’s insurance broker; plus Landlord’s liability insurance; plus rental income insurance in the amount of one hundred (100%) percent of up to twelve (12) months Basic Rent (plus sums paid or payable during such period as Additional Rent). Such coverage shall exclude routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Section 9. Tenant agrees to pay to Landlord as Additional Rent in accordance with Section 5. of this Lease the cost of such insurance coverage; or if Tenant does not lease the entire Building, then Tenant’s proportionate share of the cost of such insurance coverage which shall be allocated during the term of this Lease to the Premises by building square footage or other equitable basis as calculated and determined solely by Landlord or Landlord’s insurance broker. If such insurance cost is increased due to Tenant’s particular use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds (or allocation thereof) of any insurance procured by Landlord for or with respect to the Premises.

14. INDEMNIFICATION & MUTUAL WAIVER.

A. Release and Waiver of Subrogation. The parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by Sections 12. and 13.; (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of Section 12. to the extent permitted by this Lease; and (iii) Tenant shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by Landlord from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

B. Indemnification of Landlord. Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents, invitees and contractors, with competent counsel reasonably satisfactory to Landlord, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than the willful misconduct or gross negligence of Landlord of which Landlord has had notice and a reasonable time to cure, but which Landlord has failed to cure) occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term, (ii) the negligence or willful misconduct of Tenant or its agents, employees, invitees and contractors, wherever the same may occur, or (iii) any breach or default of Tenant hereunder. The provisions of this Section 14.B. shall survive the expiration or sooner termination of this lease.

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C. Indemnification of Tenant. Landlord shall defend, indemnify and hold harmless Tenant from any loss, liability, damage, cost and expense arising from the gross negligence or willful misconduct of Landlord, and its employees, agents and contractors with respect to the Premises and of which Landlord had actual notice and reasonable time to cure, but which Landlord has failed to cure.

15. ASSIGNMENT, SUBLETTING & TRANSFERS.

The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Section 15. as ‘Tenant”):

A. Tenant shall not do any of the following (collectively referred to herein as a “Transfer”), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is at the then Fair Market Rent for the Premises for the balance of the lease term(s) hereof, and is in a form reasonably approved by Landlord, (ii) contains the same other terms and conditions as contained herein and as stated in Tenant’s notice given to Landlord pursuant to Section 15.B., and (iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of the Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. All terms of the proposed transfer shall be consistent with the above. Any attempted Transfer without Landlord’s consent shall constitute an event of Tenant’s default hereunder and shall be voidable at Landlord’s option. Landlord’s consent to any one Transfer shall not constitute a waiver of any provisions hereof as to any subsequent Transfer, nor a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent or performance by Landlord from any person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease nor be a consent to any Transfer.

B. At least thirty (30) days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord’s approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the Tenant and the transferee, financial statements of the transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee’s business to be carried on in the Premises; (iv) all consideration to be given or received on account of the Transfer; and (v) the date and terms of the proposal transfer, Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven (7) days after Landlord’s receipt of such notice from Tenant. Landlord shall respond in writing to Tenant’s request for Landlord’s consent to a Transfer within fifteen (15) days after receipt of Tenant’s request together with said required accompanying documentation and such other information requested by Landlord. If Landlord fails to respond in writing within said fifteen (15) day period, Landlord will be deemed to have withheld consent to such Transfer. Tenant shall immediately notify Landlord of any material modification to the proposed terms of such Transfer.

C. If Landlord consents in writing to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

(1) Tenant shall not be released of its liability for all of its obligations under the Lease.

(2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord (in addition to all rent and other sums otherwise payable under this Lease) all Subrent (as defined in Section 15.C.(5)] received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee.

(3) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord (in addition to all rent and other sums payable under this Lease) the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Basic Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant. In calculating Landlord’s share of any periodic payments, all Permitted Transfer Costs shall be first recovered by Tenant.

(4) Tenant’s obligations under this Section 15.C. shall survive any Transfer, and Tenant’s failure to perform its obligations hereunder shall be an event of Tenant’s default hereunder. At the time Tenant makes any payment to Landlord required by this Section 15.C., Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant’s books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

(5) As used in this Section 15.C., the term “Subrent” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant’s interest in this Lease or in the Premises, including without limitation payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant’s assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles. As used in this Section 15.C., the term “Permitted Transfer Costs” shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question, and (ii) all reasonable attorneys’ fees incurred by Tenant with respect to the Transfer in question.

D. If Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant’s interest in this Lease: (i) any dissolution, merger, consolidation, acquisition of a controlling interest in the corporation stock of Tenant or acquisition of substantially all of the assets of Tenant, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, and the sale or transfer is to one person or entity (or to any group of related persons or entities or persons acting in concert) of stock possessing more than fifty (50%) percent of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner owning twenty five (25%) percent or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. Under any such voluntary assignment, Tenant (and any assignee(s) or transferee(s)] shall be and agree to be fully liable for all of the obligations of Tenant under this Lease.

E. Upon receipt of written consent by Landlord to such Transfer, and so long as Tenant otherwise complies with the provisions of Section 15., and the assignee, sublessee or transferee (as the case may be) executes a written agreement prepared by Landlord assuming all of Tenant’s obligations under this Lease, then Tenant may enter into any of the following transfers (a “Permitted Transfer”):

(1) Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of voting capital stock and equitable ownership interest of more than fifty (50%) percent, so long as such corporation has a tangible net worth (as defined below) at the time of such assignment at least equal to or greater than the tangible net worth of Tenant immediately prior to such transaction.

(2) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a tangible net worth (as defined below) at the time of such assignment that is equal to or greater than the tangible net worth of Tenant immediately prior to such transaction.

(3) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring corporation has a tangible net worth at the time of such assignment that is equal to or greater than the tangible net worth of Tenant immediately prior to such transaction.

F. Notwithstanding anything herein to the contrary, Landlord may (at its option) terminate this lease by written notice to Tenant within ten (10) days after (i) receipt of such written notice of proposed Transfer from Tenant, and/or (ii) receipt of notice that Tenant has transferred (or attempted to transfer) this lease in violation of the terms or conditions of this lease. The effective date of such lease termination shall be thirty (30) days after receipt of such termination notice by Tenant.

For purposes of the foregoing, the term “tangible net worth” shall mean net worth minus intangible assets including without limitation goodwill, patents, copyrights and other intellectual property.

16. ABANDONMENT. Tenant shall not vacate, surrender or abandon the Premises at any time during the term of this Lease; and if Tenant shall so abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord.

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17. DEFAULT BY TENANT. The failure by Tenant to perform or observe any covenant or condition to be performed or observed by Tenant under the terms of this Lease is a breach hereof and a default hereunder. Tenant shall cure such breach and default (i) within five (5) days after written notice from Landlord of Tenant’s failure to pay any rent or other sum due hereunder, or (ii) within ten (10) days after written notice from Landlord of any other breach or default of this Lease. With respect to any breach or default of this Lease by Tenant, Landlord may, at its option, exercise the following rights and remedies in addition to any other rights or remedies available to Landlord at law, in equity, or in this Lease, to wit:

A. The right to terminate this Lease (i) by giving written notice to Tenant in accordance with applicable law, or (ii) by judicial judgment of such termination. Any such termination shall not relieve Tenant from the payment of any sum(s) then due to Landlord, or from any claim for damages, or for rent previously accrued or then accruing against Tenant.

B. The rights and remedies provided for by the California Civil Code Section 1951.2 which allow(s) Landlord (without limitation) to recover the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided.

C. The rights and remedies provided by the California Civil Code Section 1951.4 which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession.

D. The right and power of Landlord to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law.

E. The right and power of Landlord from time to time to re-lease or sublet the Premises or any part thereof for such term (which may extend beyond the term of this Lease) and at such rent and upon such other terms as Landlord in its sole discretion may deem advisable, with the right (without limitation) to make alterations and repairs to the Premises and pay such commissions which are reasonably necessary to re-let the same. Upon each subletting, rents received from such subletting shall be applied as follows: first, to payment of indebtedness (other than rent) due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting including (without limitation) attorneys’ fees and any real estate commissions actually paid, and costs of such alterations and repairs; third, to payment of rent due and unpaid hereunder; fourth, to the payment of any other sums owing hereunder; and the residue (if any) shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If such rental received from such subletting during any month is less than that to be paid during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord, which deficiency shall be calculated and paid monthly.

F. The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to Subsection D. and E. above.

G. All other rights and remedies provided by law.

During any period of time that Tenant is in breach or default under the terms of this Lease, (i) Landlord shall have no obligation to grant any consent requested by Tenant hereunder, and (ii) Tenant shall have no right to request, exercise or enjoy any right or option granted to Tenant hereunder. No act by Landlord or on behalf of Tenant or Landlord described in this Section 17. or otherwise in this Lease, including (without limitation) appointment of a receiver to protect Landlord’s interest under this Lease, acts of maintenance or renovation or preservation, efforts to relet the Premises, obtaining keys or changing locks, no action or service of unlawful detainer, or taking possession of the Premises, or other acts by Landlord shall be construed as an election on Landlord’s part to terminate this Lease and effect a surrender thereof unless an express written notice of such intention is given to Tenant, or received from Tenant; nor shall the same prevent Landlord from electing at any time thereafter to terminate this Lease for such previous uncured breach or default.

18. BANKRUPTCY. The commencement or filing of a bankruptcy, liquidation, reorganization or insolvency action, or the filing of an answer therein, or an assignment by Tenant for the benefit of creditors, or the appointment of a trustee or receiver to take possession of the assets of Tenant, or any similar action undertaken by or on behalf of Tenant, or the levy of an attachment or execution upon the property or interest of Tenant which is not within five (5) days satisfied or released, or the insolvency of Tenant, or any of the above shall at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject the unexpired portion of this Lease, then the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after such appointment. Within thirty (30) days after any court approval of the assumption of this Lease, the trustee or receiver shall cure all previous breaches and defaults under such Lease and shall compensate Landlord for all actual pecuniary loss caused by the same and shall provide adequate assurance of future performance under this Lease to the reasonable satisfaction of Landlord. Nothing contained in this Section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with such a bankruptcy, liquidation, reorganization, or insolvency action or assignment or other similar act. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other proceedings.

19. LANDLORD’S RIGHT TO PERFORM. All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money required to be paid by it hereunder, or shall fail to perform or observe any other term hereunder on its part to be performed or observed, including without limitation those obligations of Tenant contained in Section 9. Tenant Maintenance, Landlord may, at its option, without prior notice to Tenant and without waiving or releasing Tenant from any obligation of Tenant hereunder, thereafter make and continue to make any such payment or perform or observe any such other term or act on Tenant’s part to be performed or observed. All sums so paid by Landlord and all reasonably necessary costs of such performance or observation by Landlord together with interest thereon shall be due and payable by Tenant to Landlord from the date incurred, and with respect to the same Landlord shall have the same rights and remedies against Tenant as in the case of nonpayment of rent hereunder.

20. DEFAULT BY LANDLORD. Landlord shall not be in default hereunder unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Should Landlord fail to perform said obligations as above provided, then the sole remedy of Tenant shall be the performance of such obligations by Tenant with right of reimbursement from Landlord for the reasonable value of performing the same, not exceeding the sum actually expended by Tenant.

21. LAWS & REGULATIONS. Tenant, at its sole cost and expense, shall with respect to its occupancy and use of the Premises, and otherwise, promptly comply with all applicable laws, statutes, ordinances, permits, and governmental rules, regulations, directions or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; with any occupancy certificate, direction or permit issued pursuant to law by any public officer, and with all requirements of any insurance organization or company pertaining to the Premises and necessary for the issuance or maintenance of reasonable insurance coverage as provided for herein.

22. SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises or the landscaping, parking or other exterior areas without the prior written consent of Landlord, and Landlord shall have the right to remove the same without notice to and at the expense of Tenant. If Tenant is allowed to display a sign on or about the Premises, then at Landlord’s option upon expiration or other sooner termination of this Lease, Tenant shall at Tenant’s sole cost both remove such sign, repair all damage caused thereby and restore the appearance of the Premises to its condition prior to the placement of said sign. All approved signs (or lettering on outside doors) shall be done at the expense of Tenant by a person reasonably approved of by Landlord. Tenant shall have the right to place a dignified painted sign on the main lobby windows (not exceeding one (1’) foot by four (4’) feet] identifying the company, and one sign identifying the company in the landscaping area in front of the Premises [not to exceed two (2’) feet in height by six (6’) feet in length]; all subject to prior written design and placement approval by Landlord and any approvals required by applicable governmental authorities.

23. HAZARDOUS MATERIALS. Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Materials” (as defined herein) on the Premises:

A. Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials on the Premises. If Tenant does store, use or dispose of any Hazardous Materials on the Premises, Tenant shall notify Landlord in writing at least five (5) days prior to their first appearance on the Premises. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with such storage, use or disposal of Hazardous Materials by Tenant, its agents, employees, sub-tenants, or contractors or entities.

B. If the presence of Hazardous Materials on the Premises caused or permitted by Tenant, its agents, employees, invitees, contractors, or subtenants results in contamination or deterioration of water or soil resulting in a level of contamination greater than the safe levels established by any governmental agency having jurisdiction over such contamination, Tenant shall promptly and at its sole cost take any and all action necessary to investigate, clean up and remediate such contamination. At any time prior to the expiration of the Lease Term, Tenant may at its sole cost and expense (but only after receipt of written consent from Landlord) conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant’s use of the Premises. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against, all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any removal, clean-up and remediation work and materials required hereunder to return the Premises to its condition existing prior to the appearance of such Hazardous Materials.

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C. If Landlord has reasonable cause to believe that the Premises has or may become contaminated by Hazardous Materials, Landlord may (at its option) cause testing wells to be installed on the Premises, and may cause the ground water to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Landlord, except that Tenant shall pay the cost thereof if the presence of Hazardous Materials is detected and which is probably caused by Tenant, its agents, employees, sub-tenants, invitees, or contractors.

D. It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer pursuant to Section 15. if the proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Material and which in Landlord’s sole opinion poses an unacceptable risk of contamination of the Premises.

E. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, materials or waste, the storage, use, or disposition of which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), or (iv) is listed or defined as “hazardous waste”, “hazardous substance”, or other similar designation by any regulatory scheme of the State of California or the U.S. Government that is similar to the foregoing.

24. LIENS. Tenant shall keep the Premises (and appurtenances) free from all liens arising out of any work performed for, materials furnished to, or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by Landlord in connection therewith, shall be payable and reimbursable to Landlord by Tenant on demand with interest accruing thereon at three (3) percentage points over the prime rate of interest as quoted from time to time by the Bank of America.

25. FINANCIAL STATEMENTS. At any time during the Lease Term Tenant shall, upon fifteen (15) days’ prior written notice from Landlord, provide Tenant’s most recent financial statement and financial statements covering the twenty four (24) month period prior to the date of such most recent financial statements to any existing Lender, potential Lender or buyer of the Premises. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

26. ENTRY BY LANDLORD. Landlord reserves, and shall at all reasonable times have, the right to enter the Premises (including Landlord’s employees, contractors, agents and invitees) to inspect the same; to perform any services to be provided by Landlord hereunder, to make repairs or provide any services to adjacent tenant(s), to exhibit the Premises to prospective purchasers, lenders, tenant(s), brokers or others, to place “For Lease” or “For Sale” signs on the property, to post notices of non responsibility; to alter, improve or repair the Premises or other parts of the Building; or to erect scaffolding and other necessary structures in or near the Premises where reasonably required by the character of the work to be performed; all without abatement of rent. Landlord agrees that the business of Tenant shall be interfered with to the least extent that is reasonably practical. Any such entry shall under no circumstances be construed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction (actual or constructive) of Tenant.

27. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, (other than from the fault or responsibilities of Tenant, its agents, employees contractors or invitees) then:

A. If such destruction of the Premises is less than twenty five (25%) percent of the replacement cost thereof and the restoration thereof can reasonably be made within sixty (60) days under the laws of applicable governmental authorities, and such destruction is caused by an event fully covered by insurance provided for under Section 13. hereof, then Landlord shall at its expense forthwith repair or rebuild the Premises.

B. If such destruction of the Premises is more than twenty five (25%) percent of the replacement cost thereof, or the restoration thereof cannot reasonably be made within sixty (60) days or cannot be made under all laws and regulations of the applicable governmental authorities, or such destruction is caused by an event not fully covered by such insurance, or the Building is damaged or destroyed to an extent of more than forty (40%) percent of the replacement cost thereof (regardless of whether or not there is any damage to the Premises), then in any of such events Landlord may at its option (i) repair and rebuild the Premises and/or Building, or (ii) terminate this Lease.

Tenant shall be entitled to a reduction in rent while such rebuilding is being made in the proportion that the area of the Premises rendered untenantable by such damage (if any) bears to the total area of the Premises. If Landlord does not complete such required rebuilding within one hundred eighty (180) days following the date of such destruction (such period of time to be extended for periods of Unavoidable Delay), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild shall be limited to the Building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense (provided this Lease is not terminated according to the above provisions). Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4 of the California Civil Code, and the provisions of any statute or other law which maybe in effect at the time of the occurrence of such damage or destruction under which a lease is automatically terminated or a lessee is given the right to terminate a lease upon the occurrence of any such damage or destruction. In the event the damage or destruction of the Premises or Building is caused in whole or in part by Tenant, its agents, employees, invitees, or contractors, then Tenant shall be responsible for the same and shall pay (without limitation) the insurance deductible portion of Landlord’s restoration costs. Only work during normal straight time working hours is contemplated by this Section.

28. CONDEMNATION. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain (or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor. Landlord shall be entitled to any and all payment(s), money(ies) and/or award (herein called “Compensation”) which may be paid or made in connection with such taking or conveyance, and Tenant shall have no right or claim to such compensation nor against Landlord or otherwise for the value of any unexpired term of this Lease; and Tenant hereby irrevocably waives, relinquishes and assigns to Landlord all rights to such compensation by reason of such taking or conveyance. Notwithstanding the foregoing, any money(ies) specifically awarded to Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant. In the event of such a partial taking or conveyance of the Premises, then if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer conduct its business therein, then Tenant shall have the right to terminate this Lease upon written notice delivered to Landlord within thirty (30) days after the date of such taking or conveyance, and thereafter this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, with payment by Tenant of the rent from the date of such taking or conveyance to the date of termination. If all or more than thirty five (35%) percent of the Premises be so taken or conveyed, then either party may terminate this Lease upon sixty (60) days prior written notice to the other. If, however, neither Landlord nor Tenant shall so terminate this Lease, then this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent payable hereunder shall be apportioned as of the date of such taking or conveyance so that thereafter such rent shall be payable in the ratio that the value of the portion of the Premises not so taken or conveyed bears to the total value of the Premises immediately prior to such taking or conveyance, which value(s) shall be determined by an MAI appraiser designated by Landlord.

29. SUBORDINATION AND MORTGAGES. In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust and/or other related instruments (“Security Instruments”) placed upon the land and Buildings in which the Premises are located to secure a loan from a lender (“Lender”) to Landlord, Tenant shall without any consideration whatsoever, immediately upon the request of Landlord or Lender, execute in writing (i) an agreement subordinating Tenant’s rights under this Lease to the lien of such “Security Instruments” or, if so requested (ii) an agreement that the lien of Lender’s Security Instruments shall remain subject to and subordinate to the rights of Tenant under this Lease; plus (iii) any releases or other documents incident thereto including, without limitation, a current statement of Tenant’s financial condition. In the event the interest of Landlord in such land and Buildings is encumbered by a deed of trust, and such interest is acquired by the Lender or any third party by reason of foreclosure, then Tenant hereby agrees to attorn to such purchaser at any such foreclosure and thereafter to recognize such purchaser as the Landlord under this Lease. Notwithstanding any such subordination or foreclosure, the express terms of this Lease shall not be modified, and Tenant’s rights and possession under this Lease shall not be disturbed provided that Tenant is not then in default hereunder, and for so long as Tenant shall thereafter pay all rent and observe and perform all of the provisions set forth in this Lease to be observed and performed by Tenant.

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30. ESTOPPEL CERTIFICATE. Tenant shall without any consideration whatsoever, at any time within ten (10) days after written notice from Landlord, execute and deliver to Landlord a signed statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance (if any), and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder (or specifying such defaults, if any, that are claimed). Any such statement may be relied upon by any prospective purchaser or encumbrancer of the Premises, or others. Tenant’s failure to deliver such statement within such time shall not relieve Tenant of such obligation, but such failure shall be deemed tantamount to a signed written statement from Tenant certifying that this Lease is in full force and effect, without modification except as may be represented by Landlord, and that there are no uncured defaults in Landlord’s performance hereunder, and that not more than one month’s rent has been paid in advance.

31. SALE BY LANDLORD. In the event of a sale, conveyance, assignment or transfer of the Premises or any interest therein, by Landlord or any owner of the reversion then constituting Landlord, then Landlord or such owner shall thereby be released from any further liability or obligation under any of the terms, covenants or conditions (express or implied) of this Lease in favor of Tenant; and in such event (as between Landlord or such owner and such successor in interest) Tenant agrees thereafter to look solely to the successor in interest of Landlord (or such owner) for further performance of all terms and obligations of Landlord under this Lease. The terms of this Lease shall not be affected by any of the above, and Tenant agrees to attorn to the successor in interest of Landlord or such owner.

32. TENANTS RIGHTS. Notwithstanding any other provisions in this Lease, all rights (if any) of Tenant to Renew the Lease, to Extend the term, to Expand into other space, to Sublet, to Assign or Transfer the Lease, and other rights or options of Tenant herein, are intended for the personal benefit and use of Tenant and cannot be assigned or transferred (either voluntarily or involuntarily), nor exercised by any entity other than Tenant for its own use. Should Tenant fail to exercise any such right or option in a timely manner or in strict conformance with the terms of such right or option, then such right or option shall immediately terminate and become void.

33. NOTICES. All notices, demands or requests, which are required to be given by either party to the other hereunder shall be in writing, delivered personally or by electronic facsimile, or by Federal Express, or by depositing the same in the United States certified or registered mail, postage prepaid, and addressed: (i) to Tenant at the Premises, and (ii) to Landlord at Landlord’s address on the signature page hereof or such other address as Landlord may from time to time notify Tenant Each notice, demand and request referred to in this Section shall be conclusively deemed received by the party to whom it is addressed on the date of such personal service, or electronic facsimile, or within three (3) calendar days after such mailing.

34. ATTORNEYS’ FEES. In the event that either party should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys’ fees, and court costs, incurred by the prevailing party therein shall be paid by the other party.

35. HOLDING OVER. Any holding over by Tenant after expiration or other termination of the term of this Lease shall only be with the express prior written consent of Landlord delivered to Tenant and shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in such written consent and this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the express written consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions as herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent payable during the last full month of the Lease term.

36.	GENERAL PROVISIONS

A. Choice of Law. Severability. This Lease shall in all respects be governed by, construed and enforced in accordance with the laws of the State of California. If any provision(s) of this Lease (except for payment of rent) shall be invalid, illegal or unenforceable for any reason whatsoever, all other provisions hereof shall remain in full force and effect.

B. Time of Essence. Time is of the essence of this Lease and of each and of all its provisions.

C. Interpretations. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. All parties hereto have equally participated in the preparation of this Lease. The term “assign” shall include the term “transfer.” The Section headings of this Lease are for convenience only, are not part of this Lease and shall have no effect upon the construction or interpretation of any provision hereof. The plural shall include the singular, and the singular the plural. One gender shall include all genders. Each term and provision of this Lease performable by Tenant shall be construed to be both a covenant and a condition for the exclusive benefit of Landlord.

D. Entire Agreement & Amendments. This instrument, along with any exhibits and schedules hereto, constitute the entire agreement between Landlord and Tenant relative to the Premises. This agreement may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord has made no promises, agreements, commitments, representation(s) or warranties whatsoever to Tenant (express or implied) except as may be expressly stated in writing in this Lease instrument. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between the parties and their agents or representatives relative to the Premises or the matters described in this Agreement are merged in or revoked by this Agreement.

E. Definition of Terms.

(1) The term “Landlord” or any pronoun used in place thereof includes the Landlord at the time and/or any successors of Landlord.

(2) The term “Tenant” or any pronoun used in place thereof includes individuals, firms, entities, associations, partnerships and corporations, and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof; and all parties who constitute Tenant shall be jointly and severally liable for all obligations of Tenant hereunder.

(3) The term “person” or “entity” includes individuals, firms, associations, partnerships, agencies, corporations and governmental bodies.

(4) The term “Unavoidable Delays” shall mean any delays caused by Acts of God, acts of public agency, labor disputes, fires, embargoes, acts of contractors, acts of Tenant, strikes, war, insurrection, utilities, governmental bodies, adverse weather, unavailable materials and any delays beyond Landlord’s reasonable control.

(5) The term “Fair Market Rent” shall mean the Basic Rent determined by a knowledgeable appraiser or other person designated by Landlord.

(6) The terms “Consumer Price Index” and “CPI” as used in this Lease Agreement shall mean the Consumer Price Index for All Urban Consumers, subgroup “All Items,” San Francisco-Oakland-San Jose, California, Metropolitan Area (1967=100) determined and published monthly by the Bureau of Labor Statistics, U.S. Department of Labor (the “CPI”). If the Base Year of the CPI is changed, then the CPI shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the CPI is discontinued or revised during the Term, such other government index or other computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the CPI had not been discontinued or revised.

(7) The term “Section” shall include the term “paragraph.”

F. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a commitment or option for a lease, and this instrument shall not be legally binding until its full execution by both Landlord and Tenant.

G. Corporate Authority. If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the articles and by-laws of said corporation (or in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

H. Waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a continuing waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained, The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent payment so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

I. Recording. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum hereof without the written consent of the other.

J. Remedies. Each party may exercise all available remedies cumulatively, or in the alternative. All remedies herein conferred upon Landlord or Tenant shall be deemed cumulative and no one remedy shall be exclusive of any other remedy herein conferred or created by law.

K. Impounding. If required in writing by Landlord’s Lender, then along with each monthly rent payment during the Lease term and any renewals thereof, Tenant shall pay to Landlord a sum equal to 1/12th of the annual real property taxes, assessments and insurance which Landlord estimates are payable by Tenant hereunder, or (at Landlord’s option) amounts which Tenant was obligated to pay during the previous year pursuant hereto.

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L. Benefit of Counsel. Advice of legal counsel has been obtained by each of the parties hereto prior to entering into this Agreement.

M. Binding Effect. The provisions of this Lease shall inure to the benefit of and bind the heirs, executors, administrators, successors, sub-tenants and permitted assigns of the respective parties hereto.

N. Execution & Counterparts. This Lease shall be executed in duplicate originals, with both parties signing and executing each original, or each party signing a separate counterpart original and delivering the same to the other party. If this Agreement is executed in counterpart originals, all executed counterparts shall constitute the Agreement which shall be binding upon all parties hereto, notwithstanding that the signatures of all parties do not appear on the same signature page. No part of this agreement shall be binding on any party unless and until the parties sign and execute the same in places set forth below.

37. EXHIBITS & SCHEDULES. The following exhibits and schedules to this Lease are hereby incorporated herein and by this reference made a part hereof:

Exhibit A. The Leased Premises and the Building.

Exhibit B. Landlords Personal Property.

Schedule 1. Paragraph 38 through 51 (both inclusive) to this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:	TENANT:
Wolfe Road Investments No. 3	Advanced Analogic Technologies
A partnership	a California Corporation
1164 Chestnut Street	830 East Arques Ave.
Mento Park, CA 94025	Sunnyvale, CA 94086

By:	/s/ Justin M. Jacobs, Jr.	By:	/s/ Illegible
Justin M. Jacobs, Jr.
Title:	Managing Partner	Title:	Finance Controller

SCHEDULE 1.

38. Good Working Order: Notwithstanding anything to the contrary set forth in this Lease, Landlord agrees to deliver the Premises to Tenant with all interior walls clean or freshly painted, all tile floors cleaned and waxed, all carpets cleaned or shampooed, all broken acoustical ceiling tiles replaced, all windows washed inside and out, all window blinds cleaned, the existing HVAC system, fire sprinkler system, electrical system, plumbing system, and existing roof membrane in good working order including replacement of any burned out or broken light bulbs, ballasts or lenses.

39. Exterior Maintenance: Landlord shall cause to be maintained and repaired the roof membrane, exterior painted and other surfaces, plants and trees, exterior lighting, landscaping areas, watering and fertilizing thereof, replacement of plants where necessary, sprinkler systems and drains, and the HVAC systems (herein called “Exterior Maintenance”), and Tenant shall reimburse Landlord for the cost and expense of such Exterior Maintenance incurred by Landlord based upon the percentage of square footage occupied by Tenant in the Building at the time the cost or expense is incurred, or by such other equitable basis as calculated and determined solely by Landlord.

40. Usage of Personal Property: Tenant shall have reasonable use of any networked cubicles, racks, furniture, and other equipment situated in the leased Premises during the Lease Term, which are itemized on Exhibit B hereto.

41. Prior Contamination: Tenant shall not be responsible for the hazardous material contamination “if any” which existed prior to commencement of the Lease Term or that is not caused by Tenant.

42. Exclusive Parking: Tenant shall have twenty (20) exclusive parking spaces, excluding handicap spaces, directly adjacent to the Premises.

43. Early Access and Occupancy: As of August 5, 2004, tenant shall be given a key to the Premises and shall have the right to access the Premises for the purposes of preparation of the facility for occupancy, such as installing phone and networking lines and equipment, alarm and card key systems, etc.. If the early occupancy right is exercised, the Tenant shall be responsible for paying its pro rata share of any utility expenses, beginning on the date of actual occupancy, in accordance with all the terms of Section 10 “Utilities and Services” of this Lease.

44. Tenant Improvements: Landlord will (at Landlords expense) cause the following changes to be made to the Premises on or before September 1, 2004 (unless otherwise noted). Landlord shall have 30 days after such substantial completion, tender and occupancy by Tenant in which to correct Tenant’s reasonably requested list of omissions and necessary corrections (if any):

1.	Remove interior walls and doors as shown on Exhibit A.

45. First Right of Refusal: Provided that Tenant is not in breach or default of any of the terms and conditions of this Lease Agreement, Tenant shall have the First Right of Refusal to expand into the approximate 11,020 sq. ft. of space currently leased to OCZ Technologies, Inc. and located at 295 Santa Ana Court, Sunnyvale, California (hereinafter referred to as the “Expansion Space”), upon the following terms and conditions: Landlord agrees that in the event such Expansion Space becomes vacant and is proposed to be leased to a third party that prior to executing a lease agreement with a third party for said Expansion Space, Landlord shall notify Tenant and offer said Expansion Space to Tenant in its then “As Is” condition at the highest of the following rents: (i) the rental which Landlord is proposing to lease such Expansion Space to such third party, (ii) the average monthly rental payable by Tenant hereunder for the remainder of the Lease Term, or (iii) the then monthly Fair Market Rent for such Expansion Space. Tenant shall have three (3) business days after receipt of such notice from Landlord in which to execute a lease for such Expansion Space in accordance with such highest rent, the terms of this paragraph and such notice, and the remaining terms and conditions of this Lease; except that paragraphs 42,43, 44,45 and 46 hereof shall be deleted. Such lease for said Expansion Space shall not be less than five years in length. If Tenant executes a lease for such Expansion Space pursuant to the terms hereof, then all existing leases between the parties hereto shall automatically be extended to the last day of the lease term for such Expansion Space (herein “Extended Period”); and the monthly Basic Rent due under each such other existing lease during each such Extended Period, shall be increased (if higher) to a rate equal to the monthly rent per square foot which is payable under the lease for such Expansion Space. In the event that Tenant fails to so execute such a lease for such Expansion Space after receipt of such notice from Landlord, then all rights of Tenant under this paragraph shall immediately terminate and become void.

46. First Right of Refusal: Provided that Tenant is not in breach or default of any of the terms and conditions of this Lease Agreement, Tenant shall have the First Right of Refusal to expand into the approximate 9,000 sq. ft. of space currently leased to Spreadtrum, Inc. and located at 810 East Arques Ave, Sunnyvale, California (hereinafter referred to as the “Expansion Space”), upon the following terms and conditions:

Landlord agrees that in the event such Expansion Space becomes vacant and is proposed to be leased to a third party that prior to executing a lease agreement with a third party for said Expansion Space, Landlord shall notify Tenant and offer said Expansion Space to Tenant in its then “As Is” condition at the highest of the following rents: (i) the rental which Landlord is proposing to lease such Expansion Space to such third party, (ii) the average monthly rental payable by Tenant hereunder for the remainder of the Lease Term, or (iii) the then monthly Fair Market Rent for such Expansion Space. Tenant shall have three (3) business days after receipt of such notice from Landlord in which to execute a lease for such Expansion Space in accordance with such highest rent, the terms of this paragraph and such notice, and the remaining terms and conditions of this Lease; except that paragraphs 42,43, 44,45 and 46 hereof shall be deleted. Such lease for said Expansion Space shall not be less than five years in length. If Tenant executes a lease for such Expansion Space pursuant to the terms hereof, then all existing leases between the parties hereto shall automatically be extended to the last day of the lease term for such Expansion Space (herein “Extended Period”); and the monthly Basic Rent due under each such other existing lease during each such Extended Period, shall be increased (if higher) to a rate equal to the monthly rent per square foot which is payable under the lease for such Expansion Space. In the event that Tenant fails to so execute such a lease for such Expansion Space after receipt of such notice from Landlord, then all rights of Tenant under this paragraph shall immediately terminate and become void.

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47. Direct Dealing: Landlord and Tenant mutually represent and agree that they are dealing together directly as principals without the involvement of any agents; that they met each other and learned of each other’s requirements for this Lease, all without any assistance or involvement by any real estate agent or broker. Landlord and Tenant each agree to hold the other harmless for any real estate commission or fees owing (or claimed to be owing) by reason of the breach of the above representations or agreements. In that regard, Tenant agrees to hold Landlord harmless for any commission, claim of commission or other compensation by Cornish and Carey by reason of this transaction.

48. Additional Indemnification of Tenant: Tenant shall not be responsible for costs of repair associated with ADA and code violations “if any” which existed prior to commencement of the Lease Term or that are not caused by Tenant.

49. Existing Sign: Tenant shall have the right to make reasonable non-exclusive use of the existing sign monument on Arques Avenue, subject to reasonable approval by Landlord.

50. Roof Penetration by Tenant: Landlord grants Tenant permission to make a roof penetration for hoses and electrical feeds associated with the installation of a compressor on the roof and to maintain the compressor equipment presently on the roof for the duration of the Lease in accordance with all the terms of this Lease.

51. Prior Lease: This Lease supersedes the prior Lease between the parties dated as of December 17, 2003.

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Exhibit A: to lease, dated as of August 4th, 2004 by and between Wolfe Road Investments No.3, a partnership (Landlord), and Advanced Analogic Technologies, Inc. (Tenant), with respect to Premises located at 830 East Arques Ave., Sunnyvale, CA.

/s/ Illegible

/s/ Illegible

Exhibit B:

•	45 + 25 Herman Miller cubicles

•	41+ 25 cubicles file cabinets

•	38 + 10 standard chairs

•	18 rolling office chairs

•	13 conference room chairs

•	4 desks

•	2 + 1 conference tables

•	8 book shelves

•	3 tall file cabinets

/s/ Illegible

/s/ Illegible